                                                                    EXHIBIT 21.1


                        Subsidiaries of the Registrant


     The following lists the subsidiaries of the registrant:

                                                       State / Country
             Subsidiary / dba                         of Incorporation
        ------------------------------                ----------------

     Casino Excitement, Inc.                                Nevada
     Games of Nevada, Inc.                                  Nevada
     MGC, Inc.                                              Nevada
     Mikohn Australasia  (92.6%)                          Australia
     Mikohn Europe, BV                                 The Netherlands
     Mikohn Foreign Sales Corporation                      Barbados
     Mikohn International, Inc.                             Nevada
     Mikohn Nevada                                          Nevada
     Progressive Games, Inc.                               Delaware